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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TENNESSEE COMMERCE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

June [    •    ], 2009

Dear Shareholder:

        On July 30, 2009, at 3:30 p.m. (Central Time), a special meeting of shareholders of Tennessee Commerce Bancorp, Inc. will be held at 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067. You are cordially invited to attend and participate in the meeting.

        Please read the attached Proxy Statement as it contains important information about Tennessee Commerce Bancorp, Inc. and the purpose of the special meeting.

        Whether you plan to attend the special meeting in person or not, it is important that your shares are represented and voted at the special meeting. We would appreciate your completing the enclosed proxy card so that your shares can be voted in the event you are unable to attend the special meeting. If you are present at the special meeting and desire to vote your shares personally, you may withdraw your proxy at any time before it is exercised. Please promptly complete, sign, date and return the enclosed proxy card as soon as possible to:

    Registrar & Transfer Company
    ATTN: Proxy Department
    P.O. Box 1158
    Cranford, New Jersey 07016-9747

        I look forward to seeing you at the special meeting.

Sincerely,
/s/ Arthur F. Helf
Arthur F. Helf Chairman and Chief Executive Officer
Enclosures: Proxy Card and Business Reply Envelope

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

June [    •    ], 2009

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held July 30, 2009

        Notice is hereby given that a Special Meeting of Shareholders of Tennessee Commerce Bancorp, Inc. will be held at 3:30 p.m., Central Time, on July 30, 2009, at 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067, for the following purposes:

  (1)
  To consider a proposed amendment to our charter, as amended, to authorize 20,000,000 shares of common stock, $0.50 par value per share; and

  (2)
  To transact such other business as may properly come before the special meeting or any adjournments thereof.

        Only shareholders of record at the close of business on June 8, 2009 are entitled to notice of and to vote at the special meeting and any adjournment thereof.

By order of the board of directors,
/s/ H. Lamar Cox
H. Lamar Cox Secretary
June [ • ], 2009

YOUR VOTE IS IMPORTANT

Whether you expect to attend the meeting or not, please complete, sign, date and return the enclosed proxy card promptly to Registrar & Transfer Company, ATTN: Proxy Department, P.O. Box 1158, Cranford, New Jersey 07016-9747. In the event you attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

PROXY STATEMENT

        This Proxy Statement is being furnished to shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation," "we" or "us") in connection with the solicitation of proxies by the board of directors to be voted at the special meeting of shareholders. Your vote is very important. For this reason, the board of directors is requesting that, if you are not able to attend the special meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This Proxy Statement, the notice of special meeting and the proxy card are being mailed to all shareholders beginning on or about June [    •    ], 2009.

        The Corporation is a bank holding company for Tennessee Commerce Bank (the "Bank"), headquartered in Franklin, Tennessee.

INFORMATION ABOUT THE SPECIAL MEETING

When is the special meeting?

        Thursday, July 30, 2009 at 3:30 p.m., Central Time.

Where will the special meeting be held?

        381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067.

What items will be voted upon at the special meeting?

        You will be voting upon the following matters:

  •
  Approval of an amendment to our charter, as amended (the "Charter"), to authorize 20,000,000 shares of common stock, $0.50 par value per share ("Common Stock"); and

  •
  Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?

        You are entitled to vote your Common Stock if our records show that you held your shares as of the close of business on June 8, 2009, the record date for the special meeting. On that date, we had 10,000,000 authorized shares of Common Stock, of which there were [    •    ] shares outstanding and entitled to vote. Each shareholder is entitled to one vote for each share of Common Stock held on June 8, 2009. The Common Stock is our only class of outstanding voting securities for purposes of the special meeting of shareholders.

How do I vote by proxy?

        If you sign, date and return your signed proxy card before the special meeting, your shares will be voted as you direct. For approval of the amendment to our Charter, you may vote "for" or "against" or you may abstain from voting. If you return your signed proxy card but do not specify how you want to vote your shares, your shares will be voted "FOR" the approval of the amendment to our Charter.

        The board of directors knows of no other business to be presented at the special meeting. If any matters other than those set forth above are properly brought before the special meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

        You can change or revoke your proxy at any time before it is voted at the special meeting by:

  •
  Submitting another proxy with a more recent date than that of the proxy first given;

  •
  Sending written notice of revocation to the Corporate Secretary, c/o Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067; or

  •
  Attending the special meeting and voting in person, although attending the meeting will not by itself revoke your previously granted proxy.

If I plan to attend the special meeting, should I still vote by proxy?

        Yes. Casting your vote in advance does not affect your right to attend or vote at the special meeting. Written ballots will be available at the special meeting for shareholders of record. If you return your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

How many votes are required?

        Assuming a quorum is present at the special meeting, the amendment to our Charter and any other matters submitted to the shareholders will be approved if the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) favoring the action exceed the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) opposing the action.

What constitutes a "quorum" for the special meeting?

        A majority of the shares of Common Stock, representing a majority of the votes entitled to be cast, present or represented by proxy, constitutes a quorum for the special meeting. A quorum is necessary to conduct business at the special meeting. Because there were [    •    ] shares of Common Stock issued and outstanding as of June 8, 2009, at least [    •    ] shares must be present or represented by proxy for a quorum to exist.

        What is the effect of abstentions and can brokers vote shares held in "street name" without receipt of voting instructions?

        Abstentions are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. Abstentions will be disregarded in the vote to approve the amendment to our Charter.

        Under the rules that govern brokers who are voting with respect to shares held in "street name," brokers have discretionary authority to vote such shares on "routine" matters, such as a proposal to increase the number of authorized shares of common stock for general corporate purposes where there are no specific plans for the increased shares. Therefore, because the proposal to amend our Charter is a "routine" matter, if your shares are held in "street name" and you do not provide specific voting instructions to your broker, the broker may vote your shares with respect to such proposal.

Who pays for the solicitation of proxies?

        This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection.

        We have not retained and do not anticipate retaining the services of a third party to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries and the tabulation of votes at the special meeting. If we determine that it is necessary or desirable to retain the services of a proxy solicitor, however, we anticipate using Corporate Communications, Inc. to engage such a firm on our behalf and we expect that the related fees and expenses would be less than $15,000.

When are shareholder proposals for next year's annual meeting due?

        Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2010 must be received by the Corporate Secretary at Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067, no later than December 21, 2009. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        If a shareholder, rather than placing a proposal in our proxy materials as discussed above, commences his or her own proxy solicitation for the 2010 annual meeting or seeks to nominate a director candidate for election or propose business for consideration at such meeting, the shareholder must notify us of such proposal at the address above on or before March 6, 2010. If notice is not received by this date, the individuals named as proxies on the proxy card for our 2010 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any such shareholder proposal.

PROPOSAL 1: AMENDMENT OF CHARTER TO AUTHORIZE
20,000,000 SHARES OF COMMON STOCK

Introduction

        On May 19, 2009, our board of directors authorized and approved an amendment to our Charter (the "Amendment") to authorize the issuance of up to 20,000,000 shares of Common Stock. The Amendment is subject to approval by our shareholders. Our board of directors has recommended that our shareholders approve the Amendment and, therefore, we are asking shareholders to approve the Amendment at the special meeting.

        The complete text of the Amendment is attached hereto as Appendix A. If the Amendment is approved by the shareholders, the Amendment will become effective upon filing with the Tennessee Secretary of State, which we expect to occur promptly after the special meeting or any adjournment thereof. The text of the Amendment may vary, however, for such changes that are consistent with this proposal that we may deem necessary or appropriate.

Purpose of the Amendment

        Our board of directors believes that the number of shares of Common Stock presently available for future issuance under our Charter is insufficient and has determined it to be in our best interests and in the best interests of our shareholders to propose an increase to the number of authorized shares of Common Stock for general corporate purposes, potential capital raising transactions, stock splits, stock dividends and/or acquisitions. The board of directors from time to time evaluates such opportunities and considers different capital structuring alternatives designed to advance our business strategy. Our board believes that the additional shares of Common Stock will provide us with an enhanced flexibility to issue shares of Common Stock in the future without shareholder approval, except as may be required by law, regulation or stock exchange rules, to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtain shareholder approval for a particular issuance. Although we do not currently contemplate any particular transaction involving the issuance of Common Stock, we believe that Common Stock may be a component in the future raising of capital.

Description of the Common Stock

        Currently, our Charter authorizes the issuance of up to 10,000,000 shares of Common Stock. As of June 8, 2009, [    •    ] shares of Common Stock were issued and outstanding and 1,000,000 shares of Common Stock were reserved for issuance under our 2007 Equity Plan, of which 2,016 shares have been issued pursuant to the exercise or vesting of equity awards granted thereunder. If this proposal is approved by our shareholders, we will be authorized to issue up to 20,000,000 shares of Common Stock. Although we may consider issuing shares of Common Stock in the future for purposes of potential capital raising transactions, stock splits, stock dividends and/or acquisitions, there are currently no binding agreements or commitments with respect to the issuance of Common Stock for any purpose.

        The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. There are no preemption rights related to the Common Stock.

Possible Effects on Holders of Common Stock

        The board of directors considered the possible negative impact the increase in the number of shares of Common Stock could have on the existing shareholders. The board of directors believes that existing shareholders would experience some dilution of their ownership interests as additional shares of Common Stock are issued. The board concluded that any such negative impact would be outweighed by the positive effect on the shareholders resulting from our growth.

 Possible Anti-Takeover Effects

        The Amendment could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another company that the board determines is not in our best interests or in the best interests of our shareholders. The ability of our board of directors to cause us to issue substantial amounts of Common Stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our board of directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in our control or to dilute the stock ownership of holders of Common Stock seeking to obtain control of us. The issuance of Common Stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our board, however, does not intend or view the increase in our authorized Common Stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of us.

Dissenters' Rights

        Pursuant to the Tennessee Business Corporation Act, shareholders are not entitled to dissenters' rights with respect to the Amendment.

Required Vote

        Assuming a quorum is present, the Amendment will be approved by the shareholders if the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) favoring approval of the Amendment exceed the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) opposing approval of the Amendment.

The board of directors recommends that shareholders vote
"FOR" approval of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as indicated otherwise, the table below sets forth certain information, as of May 26, 2009, with respect to the beneficial ownership of Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each of our Named Executive Officers, as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act, and (iv) all of our directors and executive officers as a group. As of May 26, 2009, there were 4,733,712 shares of Common Stock outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Gilder Gagnon Howe & Co. LLC	1,134,410	(3)	24.0%
H. Lamar Cox	112,364	(4)	2.3
Paul W. Dierksen	39,800	(5)	*
George W. Fort	—	(6)	*
Dennis L. Grimaud	53,332		1.1
Arthur F. Helf	223,904	(7)	4.6
William W. McInnes	77,332		1.6
Thomas R. Miller	36,332		*
Frank Perez	—		*
Darrel E. Reifschneider	167,120	(8)	3.5
Michael R. Sapp	307,788	(9)	6.2
Paul A. Thomas, M.D.	73,616	(10)	1.6
All directors and executive officers as a group (10 persons)	1,091,588		20.6%

*
Less than 1%
(1)
The address of Gilder Gagnon Howe & Co. LLC is 1775 Broadway, New York, NY 10019 and the address of Mr. Fort is 2020 Fieldstone Farm 900-327, Franklin, Tennessee 37069. The address for all other listed individuals is 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067.
(2)
Information in the table for individuals also includes shares held in our 401(k) Plan and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him pursuant to applicable law.

  Beneficial ownership is deemed to include shares of Common Stock that an individual has the right to acquire within 60 days after May 26, 2009, including upon the exercise of stock options reflected in the table below. These shares are deemed to be outstanding for the purposes of computing the "percentage of class" for that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person.

Name	Common Stock Underlying Options Exercisable Within 60 Days
H. Lamar Cox	97,848
Paul W. Dierksen	26,600
George W. Fort	—
Dennis L. Grimaud	30,000
Arthur F. Helf	99,200
William W. McInnes	30,000
Thomas R. Miller	21,500
Frank Perez	—
Darrel E. Reifschneider	30,000
Michael R. Sapp	200,072
Paul A. Thomas, M.D.	30,000

(3)
As reported in Amendment No. 5 to the Schedule 13G filed on February 17, 2009 with the Securities and Exchange Commission, Gilder Gagnon Howe & Co. LLC claims to have sole voting power with respect to 40,625 shares of Common Stock and shared dispositive power with respect to 1,134,410 shares of Common Stock.
(4)
On January 8, 2008, pursuant to the 2007 Equity Plan, 10,955 shares of restricted stock were granted to Mr. Cox. Eighty percent (80%) of these shares vest over five years in equal increments, subject to continued employment and the achievement of certain performance criteria, and 20% of these shares vest over five years in equal increments, subject only to continued employment. The amount shown includes 2,016 shares of restricted stock that vested as of December 31, 2008.
(5)
Includes 3,200 shares held by Mr. Dierksen's wife, of which Mr. Dierksen disclaims beneficial ownership.
(6)
Mr. Fort's employment was terminated effective as of May 6, 2008.
(7)
Includes 34,132 shares held by Mr. Helf's wife, of which Mr. Helf disclaims beneficial ownership.
(8)
Includes 4,870 shares held by Mr. Reifschneider's children, of which Mr. Reifschneider disclaims beneficial ownership.
(9)
Includes 21,100 shares held by Mr. Sapp's son, of which Mr. Sapp disclaims beneficial ownership.
(10)
Includes 18,950 shares held by Dr. Thomas' father and children, of which Dr. Thomas disclaims beneficial ownership.

GENERAL INFORMATION

Householding of Proxy Materials

        The Securities and Exchange Commission rules regarding delivery of proxy statements may be satisfied by delivering a single proxy statement to an address shared by two or more of our shareholders. This method of delivery is referred to as "householding" and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of these shareholders. Shareholders who participate in householding, however, will continue to receive separate proxy cards. We undertake to deliver promptly upon request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of this document was delivered. If you hold Common Stock as a registered shareholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call (615) 599-2274 or send a written request to:

                Tennessee Commerce Bancorp, Inc.
                381 Mallory Station Road
                Franklin, Tennessee 37067-8264
                Attention: Corporate Secretary

        If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling (615) 599-2274 or sending a written request to the address above.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

        This Proxy Statement is available at www.tncommercebank.com on our Investor Relations webpage under the caption "SEC Filings." If you wish to attend the special meeting and need directions, please call us at (615) 599-2274.

        Our management is not aware of any matters other than those described above which may be presented for action at the special meeting. If any other matters properly come before the special meeting, the proxies will be voted with respect to such matters in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our board of directors.

                      TENNESSEE COMMERCE BANCORP, INC.

                      /s/ Arthur F. Helf

                      Arthur F. Helf
                       Chairman and Chief Executive Officer

June [    •    ] 2009

APPENDIX A

ARTICLES OF AMENDMENT TO THE CHARTER OF
TENNESSEE COMMERCE BANCORP, INC.

        Pursuant to the provisions of Section 48-20-101 and 48-20-103 of the Tennessee Business Corporation Act, Tennessee Commerce Bancorp, Inc., a Tennessee corporation (the "Corporation"), adopts the following Articles of Amendment to its Charter:

  (1)
  The name of the Corporation is TENNESSEE COMMERCE BANCORP, INC.

  (2)
  The first paragraph of Article 2 of the Charter is deleted in its entirety and the following inserted in lieu thereof:

      Stock.    The maximum number of shares which the Corporation shall have authority to issue is 20,000,000 shares of common stock having $0.50 par value per share, that have unlimited voting rights and that are entitled to receive the net assets of the Corporation upon dissolution. There shall be no preemptive rights for holders of common stock.

  (3)
  The amendment was duly adopted at a meeting of the shareholders of the Corporation on                         , 2009.

  (4)
  Except as otherwise set forth above, all other provisions of the Corporation's Charter shall remain in full force and effect.

  (5)
  The amendment will become effective upon its filing with the Tennessee Secretary of State.

Dated:                , 2009

TENNESSEE COMMERCE BANCORP, INC.
By:

Name:

Title:

REVOCABLE PROXY Tennessee Commerce Bancorp, Inc.   PLEASE MARK VOTES AS IN THIS EXAMPLE  SPECIAL MEETING OF SHAREHOLDERS JULY 30, 2009  The undersigned hereby appoints Arthur F. Helf or Michael R. Sapp as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Tennessee Commerce Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067 on July 30, 2009, at 3:30 p.m. Central Time, or any adjournment thereof.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  For  Against  Abstain 1. To approve the amendment to our charter, as amended, to authorize 20,000,000 shares of common stock.  2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR proposal 1.  I will attend the shareholders’ meeting.  Note: Please sign exactly as your name appears on this proxy. If signing for an estate, trust, corporation or partnership, include your title or capacity. If shares are held jointly, each holder must sign.  Please be sure to date and sign this proxy card in the box below. Date Shareholder sign above Co-holder (if any) sign above  Detach above card, sign, date and mail in postage-paid envelope provided.  Tennessee Commerce Bancorp, Inc. 381 Mallory Station Road, Suite 207 Franklin, Tennessee 37067  Please sign below and return to Registrar and Transfer Company ATTN: Proxy Department, P.O. Box 1158, Cranford, NJ 07016-9747. This is the Only Document You Need to Return at this Time. PLEASE ACT PROMPTLY. SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.  IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. 5802